PARTICIPANT AGREEMENT

                      CLAYMORE EXCHANGE-TRADED FUND TRUST 2

         This Participant Agreement (this "Agreement") is entered into between Claymore Securities (the "Distributor"), ____________________________ (the "Participant"), and The Bank of New York (the Transfer Agent"), and is subject to acceptance by Claymore Exchange-Traded Fund Trust 2 (the "Trust"). The Transfer Agent serves as the Transfer Agent of the Trust and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest, par value 0.01 per share ("Shares" or "Trust Shares") of the Series of the Trust (each a "Fund") set forth on Schedule I attached hereto. As specified in the Trust's Prospectus and Statement of Additional Information incorporated therein (together, the "Prospectus") included as part of its Registration Statement as amended on Form N-1A, Trust Shares may be created or redeemed only in aggregations of 50,000 Shares, referred to therein and herein as a "Creation Unit". Capitalized terms not otherwise defined herein are used herein as defined in the Trust's Prospectus.

         This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Trust's Clearing Process", or (ii) outside the Trust's Clearing Process (i.e., through the facilities of the Depository Trust Company ("DTC")). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

         1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trust's Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Trust's prospectus, a "Participating Party"); and (ii) with respect to orders for the creation or redemption of Creation Units outside the Trust's Clearing Process, it is a DTC Participant (as defined in the Trust's prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the Trust's Clearing Process or outside the Trust's Clearing Process, subject to the procedures for creation and redemption referred to in paragraphs 2 and 3 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change.

         The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of the NASD. The Participant is registered and/or licensed to act as a broker or dealer, or is otherwise exempt, as required according to all applicable laws of the state(s) in which the Participant conducts its activities as defined hereunder. The Participant agrees to conform to the rules of the NASD (if it is a member of NASD) and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participant's transactions in, and activities with respect to the Trust Shares.

         2. EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust's prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. (In the event that the Distributor voluntarily discloses or becomes legally compelled to disclose to any third party any recording involving communications between the

Distributor and the Participant, the Distributor agrees to provide the Participant with reasonable notice so that the Participant may seek a protective order or other appropriate remedy or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the Distributor agrees to furnish only that portion of the recorded conversation that according to legal counsel is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation, provided that the Distributor shall not be required to incur any expenses in obtaining such treatment without reimbursement by the Participant). The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

         3. NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Trust's Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the "Trust Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC; provided, however, that Participant shall not be bound or held liable for, and shall be indemnified and held harmless by the Transfer Agent from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by Participant as a result of, communication errors occurring between the Transfer Agent and NSCC to the extent that such instructions between the Transfer Agent and NSCC do not accurately reflect the instructions communicated by the Participant to the Transfer Agent.

         With respect to any order for the creation or redemption of Creation Units, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use its best efforts to return to the Trust any dividend, distribution or other corporate action that is erroneously paid or credited to the Participant or to the party for which it is acting in respect of any Deposit Security that is transferred between the parties that, based on the valuation of such Deposit Security at the time of transfer, according to industry custom, should have been paid to the Fund. With respect to any orders for the creation or redemption of Creation Units, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Transfer Agent is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action that erroneously is scheduled to be paid or credited or has been paid or credited to the Participant or to the party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, according to industry custom, should be paid to the Fund. With respect to any order for the creation or redemption of Creation Units, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action that is erroneously paid or credited to the Fund in respect of any Deposit Security that is transferred between the parties that, based on the valuation of such Deposit Security at the time of transfer, according to industry custom, should have been paid to the Participant or any party for which it is acting.

         4. DEPOSIT SECURITIES. The Participant understands that the number and names of the designated portfolio of Deposit Securities and relevant cash amounts to be included in the current Portfolio Deposit for each Fund will be made available each day that the New York Stock Exchange (the "NYSE") is open for trading through the facilities of the National Securities Clearing Corporation ("NSCC"). The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Portfolio Deposit to be transmitted through the facilities of the NSCC in connection with purchase or redemption transactions that are caused by the Trust or the Transfer Agent.


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

         5. ROLE OF PARTICIPANT. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.

              (a) In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Trust Shares (each a "Beneficial Owner"), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

              (b) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to it customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant's customers that custody Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. None of the Distributor, the Trust or any of their respective affiliates shall use the names and addresses and other information concerning Participant's customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 5, or as may otherwise be required by applicable law.

              (c) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

              (d) The Participant further represent that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under sec. 326 of the Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control ("OFAC") list and any other government list that is or becomes required under the Act, and (viii) allows for appropriate regulators to examine its AML books and records.

         6. PARTICIPANT REPRESENTATIONS.

              (a) The Participant represents, warrants and agrees that it will not make any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the Trust's then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 6.

              (b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds

         (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant's internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trust's then current prospectus and in accordance with applicable laws and regulations) ("Marketing Materials"), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust's then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with the NASD or SEC, as applicable, by the Participant, and shall comply with all applicable rules and regulations of the NASD and SEC.

              (c) The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through a Participant and on an in-kind basis as described in the Funds' prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.

              (d) Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports that include information, opinions or recommendations relating to Trust Shares (i) for public dissemination; provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares, and (ii) for internal use by the Participant.

         7. SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that in the case of each Fund, the Trust has caused the Trust's custodian, The Bank of New York (in such capacity, the "Custodian") to maintain with the applicable sub-custodian for such Fund an account in each relevant foreign jurisdiction, set forth on Attachment B hereto, to which the Participant shall deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or "cash in lieu" amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.

         8. TITLE TO SECURITIES: RESTRICTED SHARES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust's custodian, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

         9. FEES. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust's prospectus applicable to creations or redemptions through the Trust's Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust's prospectus applicable to (i) creations or redemptions outside the Trust's Clearing Process and (ii) creations within the Trust's Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus. The Transfer Agent acknowledges and agrees to provide Participant with adequate notice of any such adjustment in the Transaction Fee.

         10. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

         11. REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first (a) obtains an Affirmative Determination (as that term is defined in NASD Rule 3370) prior to submitting such order that it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed, and the entire proceeds of the Redemption and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Trust Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Participant will not be responsible for costs incurred by the Transfer Agent or the Distributor related to trade breaks where the failure to transfer Shares or collateral is due to negligence or bad faith of the Transfer Agent or the Distributor, an act of God or unrelated to any act or omission of the Participant.

         12. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that it does not hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares so as to cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Transfer Agent may request information from the Participant regarding Trust Share ownership to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

         13. INDEMNIFICATION. This Section 13 shall survive the termination of this Agreement.

              (a) The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that directly relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant's adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable, or; (iv) actions of such Indemnified Party in reasonable reliance upon any instructions issued by the Participant or representations made by the Participant in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 6 hereto. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Indemnified Party arising out of Indemnified Party's gross negligence or reckless or willful acts or omissions or the Indemnified Party's failure to perform any of its obligations or responsibilities under this Agreement. With respect to
         (i) through (iii) above, Indemnified Party's failure to promptly acknowledge Participant's breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

              (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that directly relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Participant or otherwise approved in writing by the Trust or the Fund,
         (v) actions of such Indemnified Party in reasonable reliance upon any instructions issued or representations made by the Distributor, the Trust or the Fund in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor, the Trust or the Fund; or
         (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Participant's acting in its capacity as a Participant. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Indemnified Party arising out of Indemnified Party's gross negligence or reckless or willful acts or omissions or the Indemnified Party's failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iv) and (vi) above, Indemnified Party's failure to promptly acknowledge any omission or untrue statement contained in such promotional material, sales literature, prospectus or registration statement or Distributor's breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

              (c) No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.

         14. TRUST; DIRECT PROCEEDING AGAINST PARTICIPANT. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

         15. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust's prospectus and represents it has reviewed such document and understands the terms thereof.

         16. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York, 2 Hanson Place, Brooklyn, NY 112171-4311, Attn: ETF Services Group. All notices to the Trust shall be given or sent as follows: Claymore Exchange Traded-Fund Trust 2, in care of The Bank of New York, 2 Hanson Place, Brooklyn, NY 112171-4311, Attn: ETF Services Group. All notices to the Participant, the Transfer Agent, and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor's or Transfer Agent's attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.

         17. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties
(i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Transfer Agent from time to time by the following procedure. The Transfer Agent will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof upon the date that appears on a reasonably acceptable proof of receipt. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

         18. PROSPECTUS. The Distributor will provide to the Participant copies of the then current prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon request of the Trust, provide the Trust with sufficient documentation and other evidence that the

Participant is providing prospectuses and, where applicable, product descriptions, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this
Section 18 when the Participant has received such revised, supplemented or amended prospectus by email at Prospectus-ny@ny.email.gs.com, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

         19. NO PROMOTION. Each of the Trust, the Distributor and the Transfer Agent agrees that it will not, without the prior written consent of Participant in each instance, (i) use in advertising, publicity, or otherwise the name of Participant or any affiliate of Participant, or any partner or employee of Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust, Distributor or Transfer Agent has been approved or endorsed by Participant. Furthermore, Distributor and Transfer Agent and Participant agree that they will not, without the prior written consent of the other two parties in each such instance disclose the terms of this Agreement, except for use in accordance with this Agreement or to the parties' respective officers, directors, employees, agents and representatives for use in accordance with this Agreement or as required by any applicable law or regulatory body. This provision shall survive termination or expiration of the Agreement.

         20. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

         21. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

         22. ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of Participant's assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

                     CLAYMORE SECURITIES, INC.

                     BY:
                                    --------------------------------------------

                     NAME:
                                    --------------------------------------------

                     TITLE:
                                    --------------------------------------------

                     ADDRESS:
                                    --------------------------------------------


                                    --------------------------------------------


                                    --------------------------------------------



                     TELEPHONE:
                                    --------------------------------------------

                     FACSIMILE:
                                    --------------------------------------------


                     [___AP FIRMS NAME____________________________]

                     BY:
                                    --------------------------------------------

                     NAME:
                                    --------------------------------------------

                     TITLE:
                                    --------------------------------------------

                     ADDRESS:
                                    --------------------------------------------


                                    --------------------------------------------


                                    --------------------------------------------


                     TELEPHONE:
                                    --------------------------------------------

                     FACSIMILE:
                                    --------------------------------------------

                     THE BANK OF NEW YORK,

                     AS TRANSFER AGENT

                     BY:
                                    --------------------------------------------

                     NAME:          John Buckley
                                                --------------------------------

                     TITLE:        Vice-President
                                   --------------------------------------------

                     ADDRESS:      2 Hanson Place
                                   --------------------------------------------

                                   Brooklyn,NY 11217-1431
                                   --------------------------------------------


                                   --------------------------------------------

                     TELEPHONE:    (718) 315-4851
                                   --------------------------------------------

                     FACSIMILE:    (718) 315-4483
                                   --------------------------------------------

                     DATED:
                                   --------------------------------------------


                     CLAYMORE EXCHANGE-TRADED FUND TRUST 2

                     BY:
                                    --------------------------------------------

                     NAME:
                                    --------------------------------------------

                     TITLE:
                                    --------------------------------------------

                     ADDRESS:       Claymore Securities,Inc.
                                                            --------------------

                                    2455 Corporate West Drive
                                                             -------------------

                                    Lisle,IL 60532
                                                  ------------------------------

                     TELEPHONE:
                                    --------------------------------------------

                     FACSIMILE:
                                    --------------------------------------------

                                  ATTACHMENT A

         This document supplements the Trust's Prospectus, and is an attachment to the Trust Participant Agreement with respect to the procedures to be used by
(i) the Transfer Agent in processing an order for the creation of Trust Shares and (ii) the Transfer Agent in processing a request for the redemption of Trust Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Portfolio Deposits or Trust Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

         A Participant is first required to have signed the Trust Participant Agreement. Upon acceptance of the Trust Participant Agreement by the Distributor and the Transfer Agent will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Trust Shares.

I.       TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF TRUST SHARES

         1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (718) 315-4968 or 4970 not later than the closing time of the regular trading session on The New York Stock Exchange (the "NYSE Closing Time") (ordinarily 4:00 p.m. New York time) to receive a Submission Number. In the case of custom orders, the order must be received by the Transfer Agent no later than 3:00 p.m. ET on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Trust Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

         2. Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and (c) transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission", and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date". NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

         3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Trust Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within 15 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

                  (a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) 15 minutes of contact with the

         Participant or (ii) 45 minutes after the NYSE Closing Time, the Submission will be deemed invalid.

                  (b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) 15 minutes of contact with the Participant or (ii) 45 minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be Deemed Received (as hereinafter defined in Section IV) by the Transfer Agent on the Business Day following such Transmittal Date in accordance with the procedures set forth in Section IV(2) and (4) hereof.

         4. Await Receipt of Confirmation.

                  (a) Trust's Clearing Process-Creation Orders. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of an order to create Trust Shares in Creation Unit size aggregations through the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

                  (b) Trust's Clearing Process-Requests for Redemptions. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of a request to redeem Trust Shares in Creation Unit size aggregations through the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

                  (c) Outside the Trust's Clearing Process-Creation Orders. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to create Trust Shares in Creation Unit size aggregations outside the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent at the business numbers indicated.

                  (d) Outside the Trust's Clearing Process-Requests for Redemption. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Trust Shares in Creation Unit size aggregations outside the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

II. PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE PORTFOLIO DEPOSITS OR TRUST SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

         1. Trust's Clearing Process-Creation Orders. The Participating Party notified of confirmation of an order to create Trust Shares through the Trust's Clearing Process shall be required to transfer or arrange for the transfer of
(a) the requisite Deposit Securities (or contracts to purchase such Deposit Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component, if any, to the Transfer Agent by means of the Trust's Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in Section IV.

         2. Trust's Clearing Process-Redemption Requests. The Participating Party notified of confirmation of a request to redeem Trust Shares through the Trust's Clearing Process shall be required to transfer or arrange for the transfer of the requisite Trust Shares and the Cash Redemption Amount, if any, to the Transfer Agent by means of the Trust's Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in Section IV.

         3. Outside the Trust's Clearing Process-Creation Orders. The DTC Participant notified of acknowledgment of an order to create Trust Shares outside the Trust's Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite Deposit Securities through DTC so as to be received by the Transfer Agent no later than 11:00 a.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Portfolio Deposit established on the Transmittal Date by the Transfer Agent and (b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Transfer Agent by 2:00 p.m. on the next Business Day immediately following the day such order is Deemed Received. If the Transfer Agent does not receive the Deposit Securities by 11:00 a.m. and the Cash Component, if any, by 2:00 p.m. on the Business Day immediately following the day such order is Deemed Received, the creation order contained in such Submission shall be canceled. Upon written notice to the Transfer Agent, the DTC Participant may resubmit such canceled order on the following Business Day using a Portfolio Deposit as newly constituted.

         4. Purchase of Creation Unit Aggregations Prior to Receipt of Deposit Securities. Creation Unit Aggregations may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the Fund Shares on the date the order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) 115% of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Transfer Agent by 11:00 a.m., Eastern time, the following Business Day. If the order is not placed in proper form by 4:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m. the next Business Day, then the order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to 115% of the daily marked to market value of the missing Deposit Securities.

         5. Outside the Trust's Clearing Process-Redemption Requests. The DTC Participant notified of acknowledgment of a request to redeem Trust Shares outside the Trust's Clearing Process shall be required to effect a transfer to the Transfer Agent (a) the requisite number of Trust Shares through DTC no later than the NYSE Closing Time on the Business Day on which such order is Deemed Received by the Transfer Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Transfer Agent.

         6. Transaction Fee. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust's prospectus applicable to (i) creations or redemptions through the Trust's Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust's prospectus applicable to creations or redemptions outside the Trust's Clearing Process and (ii) creations within the Trust's Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the creation or redemption order.

III. CUSTODIAN'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TRUST SHARES OR SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION.

         1. Trust's Clearing Process-Creation Order. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Trust Shares through the Trust's Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Trust Shares and the Cash Component, if any, through the Trust's Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

         2. Trust's Clearing Process-Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Trust Shares through the Trust's Clearing Process and Deemed Received such submission as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the Trust's Clearing Process so as to be received by the Beneficial Owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

         3. Outside the Trust's Clearing Process-Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Trust Shares outside the Trust's Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Trust Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

         4. Outside the Trust's Clearing Process-Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Trust Shares outside the Trust's Clearing Process and Deemed Received such submission as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED."

         1. Trust's Clearing Process-Creation Orders. An order to create Trust Shares through the Trust's Clearing Process shall be "Deemed Received" by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof.

Orders to create Trust Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

         2. Trust's Clearing Process-Redemption Requests. A request to redeem Trust Shares through the Trust's Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper order and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in
Section I(3)(b) hereof. Requests to redeem Trust Shares contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Trustee on the next Business Day immediately following such Transmittal Date.

         3. Outside the Trust's Clearing Process-Creation Orders. An order to create Trust Shares outside the Trust's Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if: (a) the Submission containing such order is in proper form, (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof, (c) the requisite number of Deposit Securities is transferred through DTC to the account of the Trust no later than 11:00 a.m. on the Business Day next following the Transmittal Date and (d) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the Trust by no later than 2:00 p.m. on the Business Day next following the Transmittal Date. If either the Submission, the requisite Deposit Securities or the cash equal to the Cash Component is not received by the Trustee within the time periods set forth above, such order shall be deemed invalid.

         4. Outside the Trust's Clearing Process-Redemption Requests. A request to redeem Trust Shares outside the Trust's Clearing Process shall be Deemed Received by the Transfer Agent the Transmittal Date only if (a) the Submission containing such request is in proper form, (b) such Submission is received by the Trust no later than the time as set forth in Section I(3)(b) hereof, (c) the requisite number of Trust Shares is transferred via DTC to the account of the Transfer Agent by the NYSE Closing Time on such Transmittal Date and (d) the Cash Redemption Amount owed to the Trust, if any, is received by the Transfer Agent no later than 2:00 p.m. of the Business Day next following such Transmittal Date. If either the Submission, the Trust Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Trust within the time periods set forth above, such redemption request shall be Deemed Received by the Transfer Agent on the Business Day on which both the Submission and the requisite number of Trust Shares are delivered to the Transfer Agent within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

         5. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or
(ii) 45 minutes after the Nasdaq Closing Time.

         6. Suspension or Rejection of an Order. The Distributor or Transfer Agent reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding Trust Shares and if pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the Trust Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding Trust Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that (i) the Distributor or the Trust Telephone Representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

         The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of a Fund if: (i) the order is not in proper form; (ii) the investor(s), upon obtaining the Fund Shares ordered, would own 80% or more of the currently outstanding shares of any Fund;
(iii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund; (v) acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (vi) acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (vii) in the event that circumstances outside the control of the Trust, the Transfer Agent, the Distributor and the Adviser make it for all practical purposes impossible to process creation orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Adviser, the Distributor, DTC, NSCC, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The Transfer Agent shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification.

V.       PROCEDURES SPECIFIC TO CUSTOM BASKETS

         The Fund has developed custom creation, redemption and other non-typical baskets (the "Custom Baskets"). Custom Baskets are intended to allow Participants to transact in that Fund and other non-standard baskets using the Custom Basket process. The Custom Basket process allows for cash-in-lieu for certain securities as well as non-typical baskets and continues to settle through the standard CNS process at NSCC. It is the responsibility of the Participant to apply to the NSCC by contacting DTCC Participant Services at 212-855-4155 and the Transfer Agent at 718-315-4968 or 4970 to allow them to receive Custom Baskets as well as the regular daily standard baskets (the "Standard Baskets"). To ensure proper tracking of the Fund to its benchmark index the following guidelines must be followed when transacting Custom Baskets:

         1. On or before T-1, the Participant must request a Custom Basket Application Form from the Transfer Agent by calling 718-315-4968 or 4970 for creations and redemptions. The Transfer Agent will fax a standard Application Form (see attached) on which the Participant must identify the securities to be added to or omitted from the creation or redemption basket (the "Added Issues" or the "Omitted Issues"). In the case of an Omitted Issue, cash in lieu is defined as the Net Asset Value of the Fund times the number of units in one creation block minus the value of the Omitted Issues. Participants will also be responsible for any costs associated with the conversion of cash into the Omitted Issues to be purchased. Participants may request that the Custom Basket be available for creations and redemptions for a one-time transaction, a specific period or indefinitely. The Transfer Agent will advise the Fund who will review the Custom Basket request and, if approved, will deliver a confirmation back to the Transfer Agent and the Participant. In the event subsequent additions and/or deletions to Added Issues or Omitted Issues are required to change the custom basket already approved, the Participant is responsible for completing a new standard form with the Transfer Agent.

         2. On trade date minus 1 day, prior to the opening of the NYSE, the Fund through Transfer Agent will notify NSCC as to the components of the approved Custom Baskets available that day along with the components of the Standard Basket. Each Custom Basket will be identified by a separate NSCC assigned instruction CUSIP.

         3. On trade date, the Participant will follow the directions regarding placing orders outlined in Attachment A. A Participant wishing to create or redeem a Custom Basket must identify the custom CUSIP on the order form in the blank provided. Orders received without a custom CUSIP indicated will be processed as orders for Standard Baskets. Participants placing orders for Custom Baskets must note that the cut-off-time to create and redeem a Custom Basket will be 3:00 p.m. New York time. Orders for Custom Baskets will not be processed if received by the Transfer Agent after 3:00 p.m. New York time. The Participant may transact on the Standard Basket at any time during the trade date.

         IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Custom Baskets and agrees to comply with all such procedures. Failure to comply with the Custom Basket procedures will require the transaction to be effected in the Standard Basket.

Participant:
               --------------------------------------

By:
               --------------------------------------

Title:
               --------------------------------------

Address:
               --------------------------------------

Telephone:
               --------------------------------------

Facsimile:
               --------------------------------------

Telex:
               --------------------------------------

Date:
               --------------------------------------

VI.      TELEPHONE, FACSIMILE, AND TELEX NUMBERS

TRUST TELEPHONE REPRESENTATIVE:        TELEPHONE:
------------------------------                    ------------------------------
                                       FACSIMILE:
                                                  ------------------------------

TRUSTEE:                               TELEPHONE:
-------                                           ------------------------------
                                       FACSIMILE:
                                                  ------------------------------

PARTICIPANT:                           TELEPHONE:
-----------                                       ------------------------------
                                       FACSIMILE:
                                                  ------------------------------

                     [___AP FIRMS NAME GOES HERE____________________]

                     BY:
                                   --------------------------------------------

                     NAME:
                                   --------------------------------------------

                     TITLE:
                                   --------------------------------------------

                     ADDRESS:
                                   --------------------------------------------


                     THE BANK OF NEW YORK,

                     AS TRANSFER AGENT

                     BY:
                                    --------------------------------------------

                     NAME:          John Buckley
                                                --------------------------------

                     TITLE:         2 Hanson Place
                                                  ------------------------------

                     ADDRESS:       Brooklyn,NY 11217-1431
                                                          ----------------------


                                   --------------------------------------------


                                   --------------------------------------------

                                  ATTACHMENT B

         The sub-custodian accounts into which a Participant should deposit the securities constituting the Deposit Securities of each Fund and the Cash Component, as applicable, are set forth below:

         CLAYMORE/ROBECO DEVELOPED INTERNATIONAL EQUITY ETF
         Account Name:
         Account Number:
         Other Reference Number:

         CLAYMORE/ROBECO DEVELOPED WORLD EQUITY ETF
         Account Name:
         Account Number:
         Other Reference Number:


                                       x